UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 9, 2013, Sonic issued and sold $300,000,000 aggregate principal amount of its 5.0% Senior Subordinated Notes due 2023, Series A (“Notes”) at an issue price of 100%. The Notes were sold in a private placement and are expected to be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. A substantial portion of the net proceeds will be used to redeem all of Sonic’s outstanding 9.0% Senior Subordinated Notes due 2018 (“9.0% Notes”) pursuant to the terms of the indenture governing those notes. Nothing in this Current Report on Form 8-K shall be deemed to be a notice of redemption for the 9.0% Notes.

The Notes were issued under an Indenture dated as of May 9, 2013 (“Indenture”), between Sonic Automotive, Inc. (“Sonic”), certain subsidiary guarantors named therein (“Guarantors”) and U.S. Bank National Association, as trustee. The Notes are unconditionally guaranteed, jointly and severally, on a senior subordinated basis by all of Sonic’s operative domestic subsidiaries. The Indenture provides that interest on the Notes will be payable on May 15 and November 15 of each year, commencing November 15, 2013. The Indenture also contains customary restrictive covenants and default provisions for an issue of senior notes of this nature. The Notes will mature on May 15, 2023. The Notes and the guarantees are general unsecured senior subordinated obligations and will be subordinated to all of Sonic and the Guarantors’ existing and future senior debt. In addition, the Notes are subordinated to all of the liabilities of Sonic’s subsidiaries that are not guaranteeing the Notes, to the extent of the assets of those subsidiaries. A copy of the Indenture is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

The Notes will be redeemable in whole or in part at any time on or after May 15, 2018 at the following redemption prices, which are expressed as percentages of the principal amount.

Period	Redemption Price
Beginning May 15, 2018	102.500%
Beginning May 15, 2019	101.667%
Beginning May 15, 2020	100.833%
Beginning May 15, 2021 and thereafter	100.000%

Before May 15, 2018, Sonic may redeem some or all of the Notes, subject to payment of a make-whole premium. In addition, Sonic may redeem up to 35% of the Notes on or before May 15, 2016 with the net cash proceeds from certain equity offerings.

In addition, Sonic and the Guarantors entered into a Registration Rights Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. and Comerica Securities, Inc., dated as of May 9, 2013, pursuant to which Sonic and the Guarantors have agreed to use their commercially reasonable efforts to file an exchange offer registration statement to exchange the Notes for publicly registered notes with substantially identical terms or, under certain circumstances, file a shelf registration statement to cover resales of the Notes. If Sonic does not satisfy its obligations within the prescribed time periods or otherwise, it would be required to pay additional interest on the Notes until Sonic satisfies those obligations. A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

The foregoing summaries of documents described above are qualified in their entirety by reference to the actual documents, which are filed as exhibits hereto.

An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the administrative agent and a lender under Sonic’s amended and restated syndicated revolving credit agreement and Sonic’s syndicated floor plan credit facility (collectively, “2011 Credit Facilities”). Affiliates of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. and Comerica Securities, Inc. are also lenders under the 2011 Credit Facilities, as well as counterparties to interest rate swap agreements with Sonic.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 and included in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 9, 2013, Sonic issued a notice to redeem all $210 million aggregate principal amount of the 9.0% Notes pursuant to the terms of the indenture governing those notes at a redemption price of 100% of the principal amount, plus the applicable premium and accrued and unpaid interest to, but excluding May 24, 2013, the redemption date for the 9.0% Notes. Nothing in this Current Report on Form 8-K shall be deemed to be a notice of redemption for the 9.0% Notes.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture dated as of May 9, 2013, by and among Sonic Automotive, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of May 9, 2013, by and among Sonic Automotive, Inc., the Guarantors set forth on the signature page thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

4.3	Form of 5.0% Senior Subordinated Note due 2023 (included in Exhibit 4.1).

99.1	Press Release dated May 6, 2013, by Sonic Automotive, Inc. (Announcing Offering)

99.2	Press Release dated May 6, 2013, by Sonic Automotive, Inc. (Pricing of Offering)

99.3	Press Release dated May 9, 2013, by Sonic Automotive, Inc. (Closing of Offering)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: May 13, 2013

EXHIBIT INDEX

4.1	Indenture dated as of May 9, 2013, by and among Sonic Automotive, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of May 9, 2013, by and among Sonic Automotive, Inc., the Guarantors set forth on the signature page thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

4.3	Form of 5.0% Senior Subordinated Note due 2023 (included in Exhibit 4.1).

99.1	Press Release dated May 6, 2013, by Sonic Automotive, Inc. (Announcing Offering)

99.2	Press Release dated May 6, 2013, by Sonic Automotive, Inc. (Pricing of Offering)

99.3	Press Release dated May 9, 2013, by Sonic Automotive, Inc. (Closing of Offering)